Exhibit 10.27

Form of Subsidiary Guarantee

Execution Version

GUARANTY

This Guaranty (the “Guaranty”) is made this 23rd day of November 2011, by such guarantors listed on the signature pages hereof (collectively, jointly and severally, “Guarantors,” and each, individually, a “Guarantor”), in favor of [_______________] (together with its successors, assigns, endorsees and transferees, “Buyer”).

RECITALS

WHEREAS, pursuant to that certain Securities Purchase Agreement dated as of November 23, 2011 (as amended, restated, supplemented, or otherwise modified from time to time, including all schedules thereto, the “Securities Purchase Agreement”) by and among IceWEB, Inc., a Delaware corporation (“Parent”), Buyer and each of the other investors listed on the Schedule of Buyers attached thereto (together with Buyer, “Buyers”), Parent has agreed to sell, and Buyers have each agreed to purchase, severally and not jointly, certain Notes and Warrants; and

WHEREAS, each Guarantor is a direct or indirect wholly-owned Subsidiary of Parent and will receive direct and substantial benefits from the purchase by Buyers of the Notes and Warrants; and

WHEREAS, in order to induce Buyers to purchase, severally and not jointly, the Notes and Warrants as provided for in the Securities Purchase Agreement, Guarantors have agreed to jointly and severally guaranty all of Parent’s obligations under and with respect to the Notes, the Securities Purchase Agreement and the other Transaction Documents.

AGREEMENTS

NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, each Guarantor hereby agrees as follows:

1.        Definitions. All capitalized terms used herein that are not otherwise defined herein shall have the meanings given them in the Securities Purchase Agreement.

2.        Guaranteed Obligations. Guarantors jointly and severally hereby fully, irrevocably and unconditionally guaranty to Buyer the due and punctual Satisfaction in Full of the Guaranteed Obligations (as defined below). “Guaranteed Obligations” means, collectively, all of the present and future payment obligations of each Obligor arising under the Securities Purchase Agreement, any and all Notes payable to Buyer, and the other Transaction Documents, including, without limitation, reasonable attorneys’ fees and expenses and any interest, fees, or expenses that accrue after the filing of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any Insolvency Proceeding. “Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of title 11 of the United States Code, as in effect from time to time (the “Bankruptcy Code”), or under any other state or federal bankruptcy or insolvency law or any equivalent laws in any other jurisdiction, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief. “Obligors” means the Guarantors and Parent.

3.        Guarantors’ Representations and Warranties.  Each Guarantor represents and warrants to Buyer that such Guarantor expects to derive substantial benefits from the purchase by Buyers of the Notes and Warrants and the other transactions contemplated hereby and by the other Transaction Documents. Buyer may rely conclusively on a continuing warranty, hereby made, that such Guarantor continues to be benefited by this Guaranty and Buyer shall have no duty to inquire into or confirm the receipt of any such benefits, and this Guaranty shall be effective and enforceable by Buyer without regard to the receipt, nature or value of any such benefits.

4.        Unconditional Nature. No act or thing need occur to establish any Guarantor’s liability hereunder, and no act or thing, except Satisfaction in Full of the Guaranteed Obligations, shall in any way exonerate any Guarantor hereunder or modify, reduce, limit or release any Guarantor’s liability hereunder. This is an absolute, unconditional and continuing guaranty of payment of the Guaranteed Obligations and shall continue to be in force and be binding upon each Guarantor until Satisfaction in Full of the Guaranteed Obligations. Each Guarantor agrees that this Guaranty is a guaranty of Satisfaction in Full of the Guaranteed Obligations and not of collection, and that its obligations under this Guaranty shall be primary, absolute and unconditional.  In addition to the terms set forth herein, it is expressly understood and agreed that, if, at maturity and at any time during the continuance of an Event of Default, the outstanding amount of the Guaranteed Obligations under the Transaction Documents (including, without limitation, all accrued interest thereon, all accrued late charges thereon and all premiums due in respect thereof) is declared to be immediately due and payable, then Guarantors shall, upon notice of such acceleration, without further demand, pay to Buyer the entire outstanding Guaranteed Obligations due and owing to Buyer.

5.        Subrogation. No Guarantor will exercise or enforce any right of contribution, reimbursement, recourse or subrogation available to such Guarantor as to any of the Guaranteed Obligations, or against any Person liable therefor, or as to any collateral security therefor (if any), unless and until Satisfaction in Full of the Guaranteed Obligations.

6.        Enforcement Expenses. Each Guarantor shall pay or reimburse Buyer for all costs, expenses and reasonable attorneys’ fees paid or incurred by Buyer in endeavoring to collect and enforce the Guaranteed Obligations and in enforcing this Guaranty.

7.        Obligations Absolute.  Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than Satisfaction in Full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees that none of its obligations hereunder shall be affected or impaired by any of the following acts or things (which Buyer is expressly authorized to do, omit or suffer from time to time, without consent or approval by or notice to any Guarantor): (a) any acceptance of collateral security (if any), guarantors, accommodation parties or sureties for any or all of the Guaranteed Obligations; (b) one or more extensions or renewals of the Guaranteed Obligations (whether or not for longer than the original period) or any modification of the interest rates, maturities, if any, or other contractual terms applicable to any of the Guaranteed Obligations or any amendment or modification of any of the terms or provisions of any of the Transaction Documents; (c) any waiver or indulgence granted to Parent or any other Obligor, any delay or lack of diligence in the enforcement of the Guaranteed Obligations, or any failure to institute proceedings, file a claim, give any required notices or otherwise protect any of the Guaranteed Obligations; (d) any full or partial release of, compromise or settlement with, or agreement not to sue, Parent, any other Obligor or any other Person liable in respect of any of the Guaranteed Obligations; (e) any release, surrender, cancellation or other discharge of any evidence of the Guaranteed Obligations or the acceptance of any instrument in renewal or substitution therefor; (f) any failure to obtain collateral security (including rights of setoff) for the Guaranteed Obligations, or to see to the proper or sufficient creation and perfection thereof, or to establish the priority thereof, or to preserve, protect, insure, care for, exercise or enforce any collateral security; or any modification, alteration, substitution, exchange, surrender, cancellation, termination, release or other change, impairment, limitation, loss or discharge of any collateral security; (g) any collection, sale, lease or disposition of, or any other foreclosure or enforcement of or realization on, any collateral security; (h) any assignment, pledge or other transfer of any of the Guaranteed Obligations or any evidence thereof; or (i) any manner, order or method of application of any payments or credits upon the Guaranteed Obligations. Each Guarantor waives any and all defenses and discharges available to a surety, guarantor or accommodation co-obligor.

8.        Waivers by Guarantors.  Each Guarantor waives any and all defenses, claims, setoffs and discharges of, and/or against, Parent, or any other Obligor or Person (including, without limitation, Buyer), pertaining to the Guaranteed Obligations, except the defense of discharge by indefeasible satisfaction and discharge in full.  Without limiting the generality of the foregoing, no Guarantor will assert, plead or enforce against any Buyer any defense of waiver, release, discharge or disallowance in any Insolvency Proceeding, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to Parent or any other Obligor or Person liable in respect of any of the Guaranteed Obligations, or any setoff available to any Buyer against Parent or any other such Obligor or Person, whether or not on account of a related transaction.  Each Guarantor expressly agrees that such Guarantor shall be and remain liable for any deficiency remaining after foreclosure of any mortgage or security interest (if any) securing the Guaranteed Obligations, whether or not the liability of Parent or any other Obligor or Person for such deficiency is discharged pursuant to statute or judicial decision.  The liability of each Guarantor shall not be affected or impaired by, and each Guarantor waives and agrees it shall not at any time insist upon, plead or in any manner claim or take the benefit of, any voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshalling of assets and liabilities, any valuation, appraisal, stay, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar event or proceeding affecting, Parent or any of its assets.  No Guarantor will assert, plead or enforce against any Buyer any claim, defense or setoff available to such Guarantor against Parent.  Each Guarantor waives presentment, demand for payment, notice of dishonor or nonpayment and protest of any instrument evidencing the Guaranteed Obligations. Buyer shall not be required first to resort for payment of the Guaranteed Obligations to Parent or any other Person, or their properties, or first to enforce, realize upon or exhaust any collateral security (if any) for the Guaranteed Obligations, before enforcing this Guaranty.

9.        If Payments Set Aside, etc.  If any payment applied by Buyer to the Guaranteed Obligations is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of Parent or any other Obligor or Person), the Guaranteed Obligations to which such payment was applied shall for the purpose of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as to such Guaranteed Obligations as fully as if such application had never been made.

10.      Additional Obligation of Guarantors. Each Guarantor’s liability under this Guaranty is in addition to and shall be cumulative with all other liabilities of such Guarantor to Buyer as guarantor, surety, endorser, accommodation co-obligor or otherwise of any of the Guaranteed Obligations, without any limitation as to amount.

11.      No Duties Owed by Buyer.  Each Guarantor acknowledges and agrees that Buyer (a) has not made any representations or warranties with respect to, (b) does not assume any responsibility to such Guarantor for, and (c) has no duty to provide information to such Guarantor regarding, the enforceability of any of the Guaranteed Obligations or the financial condition of Parent or any other Obligor or Person. Each Guarantor has independently determined the creditworthiness of Parent and the enforceability of the Guaranteed Obligations and until Satisfaction in Full of the Guaranteed Obligations will independently, and without reliance on Buyer, continue to make such determinations.

12.      Miscellaneous.

(a)           This Guaranty may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof. Any party delivering an executed counterpart of this Guaranty by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Guaranty but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Guaranty.

(b)           Any provision of this Guaranty which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

(c)           Headings used in this Guaranty are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

(d)           The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.

(e)           Unless the context of this Guaranty or any other Transaction Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and  “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Guaranty or any other Transaction Document refer to this Guaranty or such other Transaction Document, as the case may be, as a whole and not to any particular provision of this Guaranty or such other Transaction Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Guaranty unless otherwise specified.  Any reference in this Guaranty or in any other Transaction Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). “Satisfaction in Full of the Guaranteed Obligations” shall mean the indefeasible payment in full in cash and discharge, or other satisfaction in accordance with the terms of the Transaction Documents and discharge, of all Guaranteed Obligations in full. Any reference herein to any Person shall be construed to include such Person’s permitted successors and permitted assigns.

(f)           This Guaranty shall be effective upon delivery to Buyer, without further act, condition or acceptance by Buyer, shall be binding upon each Guarantor and the successors and assigns of each Guarantor, and shall inure to the benefit of Buyer and its participants, successors and assigns. This Guaranty may not be waived, modified, amended, terminated, released or otherwise changed except by a writing signed by each Guarantor and Buyer.

(g)           The language used in this Guaranty will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. For clarification purposes, the Recitals are part of this Guaranty.

(h)           All dollar amounts referred to in this Guaranty and the other Transaction Documents (as defined in the Securities Purchase Agreement) are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Guaranty and all other Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Guaranty, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

(i)           Judgment Currency.

(i)           If for the purpose of obtaining or enforcing judgment against any Guarantor in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 12(i) referred to as the “Judgment Currency”) an amount due in U.S. Dollars under this Guaranty or any other Transaction Document, the conversion shall be made at the Exchange Rate prevailing on the Trading Day (as defined in the Series J Warrant) immediately preceding: (1) the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date or (2) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 12(i)(i) being hereinafter referred to as the “Judgment Conversion Date”).

(ii)           If in the case of any proceeding in the court of any jurisdiction referred to in Section 12(i)(i) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of U.S. Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(iii)           Any amount due from any Guarantor under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Guaranty or any other Transaction Document.

(j)       Taxes.

(i)            Any and all payments by any Guarantor hereunder or under any other Transaction Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, imposed under any applicable law (collectively referred to as “Taxes”) unless the applicable Guarantor is required to withhold or deduct any amounts for, or on account of, Taxes pursuant to any applicable law. If such Guarantor shall be required to withhold or deduct any Taxes from or in respect of any sum payable hereunder to Buyer, (i) the sum payable shall be increased by the amount by which the sum payable would otherwise have to be increased (the “tax make-whole amount”) to ensure that after making all required withholdings and deductions (including deductions applicable to the tax make-whole amount) Buyer would receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Guarantor shall make such deductions and (iii) such Guarantor shall pay the full amount withheld or deducted to the relevant governmental authority within the time required.

(ii)            In addition, each Guarantor agrees to pay to the relevant governmental authority in accordance with applicable law any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or in connection with the execution, delivery, registration or performance of, or otherwise with respect to, this Guaranty and the other Transaction Documents (“Other Taxes”).

(iii)            Each Guarantor shall deliver to Buyer official receipts, if any, in respect of any Taxes and Other Taxes payable hereunder promptly after payment of such Taxes and Other Taxes or other evidence of payment reasonably acceptable to Buyer.

(iv)            If a Guarantor fails to pay any amounts in accordance with this Section 12(j), such Guarantor shall indemnify Buyer within ten (10) calendar days after written demand therefor, for the full amount of any Taxes or Other Taxes, plus any related interest or penalties, that are paid by Buyer to the relevant governmental authority or other relevant governmental authority as a result of such failure.

(v)            The obligations of each Guarantor under this Section 12(j) shall survive the termination of this Guaranty and the Satisfaction in Full of the Guaranteed Obligations.

13.      Notices. All notices and other communications provided for hereunder shall be given in the form and manner, and delivered to such addresses, as specified in the Securities Purchase Agreement.

14.      Governing Law; Jurisdiction; Service of Process; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Guaranty shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each Guarantor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper; provided, however, any suit seeking enforcement of this Guaranty may be brought, at Buyer’s option, in the courts of any jurisdiction where Buyer elects to bring such action. Each Guarantor hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Guaranty and agrees that such service shall constitute good and sufficient service of process and notice thereof. Without limitation of the foregoing, each Guarantor hereby irrevocably appoints Parent as such Guarantor’s agent for purposes of receiving and accepting any service of process hereunder. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

[signature page follows]

IN WITNESS WHEREOF, this Guaranty has been duly executed by each Guarantor as of the date set forth above.

ICEWEB STORAGE CORPORATION, a Virginia
corporation

By:
Name:
Title:

CLOUD STORAGE HOLDINGS, INC., a Virginia
corporation

By:
Name:
Title:

ICEWEB ONLINE, INC., a Virginia corporation

By:
Name:
Title: